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                                                                     Exhibit 5.1

  BOSTON                   Latham & Watkins                         NEW YORK
 CHICAGO                   ATTORNEYS AT LAW                    NORTHERN VIRGINIA
 FRANKFURT                    WWW.LW.COM                         ORANGE COUNTY
 HAMBURG                                                            SAN DIEGO
 HONG KONG                    __________                          SAN FRANCISCO
 LONDON                                                          SILICON VALLEY
LOS ANGELES                                                         SINGAPORE
 MOSCOW                                                               TOKYO
NEW JERSEY                                                      WASHINGTON, D.C.


                            August 20, 2001

The Cooper Companies, Inc.
6140 Stoneridge Mall Road, Suite 590
Pleasanton, California 94588

          Re:  Registration Statement on Form S-8;
               700,000 shares of Common Stock, par value $.10  per share
               ---------------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of 700,000 shares of common stock of The Cooper Companies, Inc. (the "Company"), par value $.10 per share (the "Shares") and 700,000 rights (the "Rights") to acquire an aggregate of 7,000 shares of the Company's Series A Junior Participating Preferred Stock attached to the Shares, under the Securities Act of 1933, as amended (the "Act"), issuable under the Company's 2001 Long Term Incentive Plan (the "Plan"), by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 20, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the State of Delaware.

          Subject to the foregoing, it is our opinion that, as of the date hereof:

--------------------------------------------------------------------------------
  505 Montgomery Street, Suite I900  San Francisco, California  94III-2562
                TELEPHONE: (4I5) 39I-0600  FAX: (4I5) 395-8095
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The Cooper Companies, Inc.
August 20, 2001
Page 2

          1. The Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and non-assessable.

          2. The Rights have been duly authorized for issuance and, assuming the Shares bear the legend required by the Rights Agreement dated as of October 29, 1997 between the Company and American Stock Transfer & Trust Company, the Rights will be validly issued.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ LATHAM & WATKINS